Ex. 99.1

Karman Space & Defense Reports Third Quarter Fiscal Year 2026 Financial Results

HUNTINGTON BEACH, Calif., November 5, 2026 – Karman Space & Defense (NYSE: KRMN), today reported third quarter fiscal year 2026 financial results.

Third Quarter Fiscal Year 2026 and Subsequent Highlights

•
Record quarterly revenue of $202 million, driven by 25% organic growth and 66% total growth year over year
•
Record quarterly net income of $21 million, an increase of 174% year over year, and earnings per fully diluted share of $0.16, compared to $0.06 in the prior-year quarter
•
Record quarterly adjusted EBITDA of $61 million, up 60% year over year, and adjusted earnings per fully diluted share of $0.19, compared to $0.10 in the prior-year quarter
•
Net cash provided by operating activities was $27 million and free cash flow was $13 million
•
Backlog reached a record $1.7 billion at quarter-end, increasing 108% compared to fiscal year-end 2025
•
Generated quarterly bookings of nearly $465 million across all end markets, including a significant seven-year contract with Lockheed Martin supporting the THAAD program
•
Completed the acquisition of Walker Precision Holdings Limited, expanding Karman’s presence in the European defense market
•
Increased fiscal 2026 outlook to $755 million to $760 million in revenue and $225 million to $227 million in adjusted EBITDA

“We delivered another quarter of record results, highlighted by 66% total revenue growth, 25% organic revenue growth, 60% adjusted EBITDA growth, $13 million of free cash flow, and a doubling of backlog compared to fiscal year-end 2025,” said Jon Rambeau, Chief Executive Officer of Karman Space & Defense. “With significant visibility into our increased fiscal 2026 guidance, we are focused on building backlog for 2027 and beyond while supporting our long-term organic revenue growth algorithm of 20% to 25%.”

“The award of our second long-term agreement in the quarter further extends our planning horizon and enables us to allocate capital and resources more efficiently. We are currently negotiating two additional long-term agreements, executing the initial phases of two second-source opportunities, and actively pursuing three more. In this strong demand environment, we continue to go on offense, gaining market share while creating value for shareholders.”

“We are excited about the opportunities ahead as we expand our team, broaden our global footprint, and continue to strengthen our organization. Our unique merchant supplier position enables us to support the highest-priority defense programs that enhance national security, while our Space and Launch business provides critical products supporting both space exploration and emerging commercial space opportunities. Across our portfolio, we see substantial opportunity for continued growth. We remain focused on executing our strategy and delivering long-term shareholder value.”

Third Quarter Fiscal Year 2026 Financial Results

Revenue

	Three Months Ended September 30,		QTD Change	Nine Months Ended September 30,		YTD Change
(unaudited, in thousands, except percentages)	2026	2025	YoY	2026	2025	YoY
Hypersonics and Strategic Missile Defense	$51,095	$36,608	up 39.6%	$130,200	$101,624	up 28.1%
Space and Launch	37,908	40,697	down 6.9%	123,834	114,165	up 8.5%
Tactical Missiles and Integrated Defense Systems	67,577	44,482	up 51.9%	175,849	121,219	up 45.1%
Maritime Defense Systems[1]	45,043	—	*	105,013	—	*
Total Revenue	$201,623	$121,787	up 65.6%	$534,896	$337,008	up 58.7%

1. Revenue in Maritime Defense Systems for the three and nine months ended September 30, 2025 was previously included within other end markets.
* not a meaningful figure

We supply capabilities to more than 150 customers across more than 150 programs, and across the full program lifecycle. The increase in total revenue by end market for the three and nine months ended September 30, 2026 as from the comparable periods in the prior year was described as follows.

Growth in Hypersonics and Strategic Missile Defense revenue for the three and nine months ended September 30, 2026 from the comparable periods in the prior year was primarily driven by an increase in the production of key interceptor programs associated with Munitions Acceleration Council priorities, and increased production for a new surface-to-surface missile system.

A decline in Space and Launch revenue for the three months ended September 30, 2026 from the comparable period in the prior year was primarily driven by customer order timing associated with shifting launch schedules, partially offset by increased content from liquid-fueled space and launch programs. Growth in Space and Launch revenue for the nine months ended September 30, 2026 from the comparable period in the prior year was primarily driven by the timing of orders from emerging space launch and legacy providers associated with shifting launch schedules.

Growth in Tactical Missiles and Integrated Defense Systems revenue for the three and nine months ended September 30, 2026 from the comparable periods in the prior year was primarily driven by an increase in core production programs, including unmanned aircraft systems and counter-UAS, and emerging programs transitioning to production, partially offset by a quarterly decline in a high-volume program.

Maritime Defense Systems revenue for the three and nine months ended September 30, 2026 was primarily driven by legacy and next-generation submarine and surface vessel programs.

Backlog

As of September 30, 2026, total backlog was $1.7 billion, which represents the total value or current estimated value of existing contracts, less amounts previously invoiced. Contract types include, but are not limited to, purchase orders, long-term agreements and contractual authorizations to proceed.

Business Outlook for the Full Year 2026

For the full fiscal year 2026, Karman raises its expectations for total revenue to between $755 million and $760 million, and for adjusted EBITDA to between $225 million and $227 million, excluding the impact of any future acquisitions.

Karman has not provided a quantitative reconciliation of adjusted EBITDA on a forward-looking basis to the most directly comparable financial measure calculated and presented in accordance with GAAP because such a reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to charges excluded from adjusted EBITDA, particularly event-driven transactional and other non-core operating items. The magnitude of these items, however, may be significant.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, react to changes in the timing and amount of government spending, changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates, and investors should review all risks related to achievement of the guidance reflected under “Forward-Looking Statements” below and in the Company’s filings with the Securities and Exchange Commission.

Conference Call and Live Webcast

In conjunction with this release, Karman Space & Defense will host a conference call and live webcast today, Thursday, November 5, 2026, at 1:30 pm Pacific time. Hosting the call and webcast to review results for the third quarter of fiscal year 2026 will be Chief Executive Officer, Jon Rambeau; Chief Financial Officer, Chris Boynton; Chief Operating Officer, Jonathan Beaudoin; departing Chief Financial Officer, Mike Willis; and Senior Vice President, Investor Relations and Treasury, Steven Gitlin.

Investors may dial into the call using the following telephone numbers: +1 (833) 461-5787 (U.S. toll free) or +1 (585) 542-9983 (U.S. local or international) entering Meeting ID: 236 470 686. Please allow ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Karman Space & Defense website, https://investors.karman-sd.com, or directly at https://events.q4inc.com/attendee/236470686. Please allow ten minutes prior to the call to download and install any necessary audio software. A replay of the audio webcast will be available for one year.

A supplemental investor presentation for the third quarter of fiscal year 2026 may be accessed at https://investors.karman-sd.com/News--Events/events-and-presentations/default.aspx.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of Karman’s website at https://investors.karman-sd.com.

About Karman Space & Defense

Karman Space & Defense is the specialized engineering and manufacturing partner behind many of the nation’s most critical defense and space programs. Karman designs and produces mission-critical subsystems that must perform under the most extreme conditions and delivers them at speed and scale to support today’s demand and the missions of tomorrow. Learn more at www.karman-sd.com.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per fully diluted share (adjusted EPS) and free cash flow. EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and free cash flow are not measures calculated in accordance with GAAP, and they should not be considered an alternative to any financial measures that are calculated under GAAP. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our underlying business performance. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial measures in certain management compensation plans, debt covenants, internal budgetary decision-making, and other resource allocation decisions. These measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not, and readers should not, consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as follows:

EBITDA refers to net income before income taxes, depreciation and amortization and interest expense.

Adjusted EBITDA refers to EBITDA plus, as applicable for each period, adjustments for certain items management believes are not indicative of the underlying business performance. Adjusted EBITDA excludes non-cash stock-based compensation expenses. Additionally, adjusted EBITDA excludes certain nonrecurring costs that management excludes in contemplation of budget decisions and are not costs of operating the business, such as entity-wide rebranding initiatives or acquisition integration costs, and lender and administrative agent fees associated with discrete amendments. Lastly, adjusted EBITDA excludes other non-recurring costs including gains or losses from disposition of assets, non-cash impairment losses, non-recurring transaction expenses and other charges or gains that Karman believes are not part of the ongoing operations of its business. The resulting expense or benefit from these other non-recurring costs is inconsistent in amount and frequency.

Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.

EBITDA, adjusted EBITDA and adjusted EBITDA margin are driven by changes in volume, performance, contract mix and general and administrative expenses and investment levels. Performance, as used in this definition, refers to changes in profitability and is primarily based on adjustments to estimates at completion on individual contracts. These adjustments result from increases or decreases to the estimated value of the contract, the estimated costs to complete the contract, or both.

Adjusted EPS represents GAAP net income (loss) per fully diluted share, excluding transaction-related expenses, integration expenses and non-recurring restructuring costs, lender and administrative agent fees, stock-based compensation and other charges or gains that we believe are not part of the ongoing operations of our business, as they are not representative of our business performance.

Free Cash Flow represents net cash provided by (used in) operating activities in the period less payments for property and equipment made in the period.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Karman Holdings Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

(unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$68,168	$33,959
Accounts receivable, net	122,613	78,716
Contract assets	208,275	156,298
Inventory	32,660	10,662
Prepaid and other current assets	20,820	11,768
Total current assets	452,536	291,403
Property, plant and equipment, net	148,359	95,409
Goodwill	550,638	352,513
Intangible assets, net	354,019	285,888
Operating lease right-of-use assets	18,673	6,021
Finance lease right-of-use assets	110,147	66,193
Other non-current assets	8,832	6,669
Total other assets	1,042,309	717,284
Total assets	$1,643,204	$1,104,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,916	$31,632
Accrued payroll and related expenses	18,595	13,776
Contract liabilities	42,495	22,814
Current portion of operating lease liabilities	2,970	1,815
Current portion of finance lease liabilities	5,204	4,401
Current portion of term loan	7,312	3,836
Income taxes payable	—	5,299
Other current liabilities	9,617	5,094
Total current liabilities	146,109	88,667
Long-term debt, net of current	851,495	495,312
Operating lease liabilities, net of current	16,500	4,949
Finance lease liabilities, net of current	125,567	76,995
Other non-current liabilities	13,288	7,650
Deferred tax liabilities	48,485	47,832
Total liabilities	1,201,444	721,405
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized — 100,000,000 shares; issued and outstanding — none	—	—
Common stock, $0.001 par value; authorized — 1,000,000,000 shares; issued and outstanding — 132,533,708 and 132,322,435, as of September 30, 2026 and December 31, 2025, respectively	133	132
Additional paid in capital	391,936	373,455
Accumulated other comprehensive income (loss)	(2,072)	75
Retained earnings	51,763	9,029
Total stockholders’ equity	441,760	382,691
Total liabilities and stockholders’ equity	$1,643,204	$1,104,096

Karman Holdings Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$201,623	$121,787	$534,896	$337,008
Cost of goods sold	115,462	71,847	306,636	200,596
Gross profit	86,161	49,940	228,260	136,412
Operating expenses:
General and administrative expenses	41,515	19,996	101,491	62,714
Depreciation and amortization expense	12,893	8,132	38,735	21,819
Operating expenses	54,408	28,128	140,226	84,533
Net operating income	31,753	21,812	88,034	51,879
Interest expense, net	(17,995)	(10,002)	(45,925)	(33,268)
Other income (expense)	(453)	51	(907)	351
Income before provision for income taxes	13,305	11,861	41,202	18,962
Income tax expense (benefit)	(7,603)	4,217	(1,532)	9,309
Net income	$20,908	$7,644	$42,734	$9,653
Other comprehensive loss	(2,147)	—	(2,147)	—
Comprehensive income	$18,761	$7,644	$40,587	$9,653
Net income per share:
Basic	$0.16	$0.06	$0.32	$0.07
Diluted	$0.16	$0.06	$0.32	$0.07
Weighted-average shares used in per share computation:
Basic	132,534	132,322	132,513	132,322
Diluted	132,535	132,322	132,528	132,322

Karman Holdings Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$20,908	$7,644	$42,734	$9,653
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,509	10,970	48,317	30,146
Amortization of debt issuance costs	576	235	1,523	1,024
Non-cash interest expense and other non-cash adjustments	2,326	(20)	3,077	2,631
(Gain) / Loss from sale of property and equipment	—	—	(39)	—
Deferred income taxes	(4,465)	5,849	(6,719)	5,131
Stock-based compensation expenses	1,907	—	3,351	1,410
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(2,677)	(12,282)	(28,132)	(11,346)
Contract assets	(21,155)	(13,389)	(46,006)	(39,758)
Inventory	(8,002)	(640)	(12,653)	(1,037)
Prepaid expenses and other assets	(5,781)	(959)	(7,556)	9,189
Contract liabilities	8,383	(1,107)	8,125	(11,173)
Accounts payable, accruals and income taxes payable	15,394	3,848	14,639	(26,668)
ROU assets and lease liabilities	2,805	(18)	3,092	(26)
Net cash provided by (used in) operating activities	26,728	131	23,753	(30,824)
Cash flows from investing activities:
Purchases of property and equipment	(13,361)	(6,971)	(35,226)	(15,640)
Proceeds from sale of property and equipment	—	—	387	—
Investment in convertible note	—	—	—	(6,000)
Acquisitions of businesses, net of cash acquired	(94,189)	—	(304,189)	(126,279)
Net cash used in investing activities	(107,550)	(6,971)	(339,028)	(147,919)
Cash flows from financing activities:
Net proceeds from issuance of common stock in initial public offering	—	—	—	153,808
Finance lease payments	(1,211)	(996)	(3,359)	(2,892)
Proceeds from term loan, net	230,204	—	490,334	368,459
Repayments of term loan	(129,565)	(937)	(133,500)	(338,052)
Payments of debt issuance costs	(1,978)	—	(1,978)	—
Proceeds from revolving line of credit	—	—	—	30,000
Repayments of revolving line of credit	—	—	—	(25,000)
Repayment of debt assumed in ISP acquisition	—	—	—	(1,919)
Taxes paid on vested stock awards	(5)	—	(1,817)	—
Cash contributed from equity holders	—	—	—	1,474
Net cash provided by financing activities	97,445	(1,933)	349,680	185,878
Effect of exchange rate changes on cash and cash equivalents	(196)	—	(196)	—
Net increase in cash and cash equivalents	16,427	(8,773)	34,209	7,135
Cash and cash equivalents, beginning of period	51,741	27,438	33,959	11,530
Cash and cash equivalents, end of period	68,168	18,665	68,168	18,665

Karman Holdings Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited, in thousands, except percentages)	2026	2025	2026	2025

GAAP net income	$20,908	$7,644	$42,734	$9,653
Income tax expense (benefit)	(7,603)	4,217	(1,532)	9,309
Depreciation and amortization(1)	16,509	10,970	48,317	30,146
Interest expense, net	17,995	10,002	45,925	33,268
EBITDA	47,809	32,833	135,444	82,376
Transaction-related expenses(2)	3,898	3,533	7,553	9,399
Integration expenses and non-recurring restructuring costs(3)	2,280	559	5,630	1,200
Lender and administrative agent fees(4)	3,859	—	4,639	1,466
Stock-based compensation(5)	1,907	—	3,351	8,084
Other adjustments(6)	756	800	3,258	800
Adjusted EBITDA	$60,509	$37,725	$159,875	$103,325
Revenue	$201,623	$121,787	$534,896	$337,008
Net income margin	10.4%	6.3%	8.0%	2.9%
Adjusted EBITDA margin	30.0%	31.0%	29.9%	30.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2026	2025	2026	2025
GAAP net income per share	$0.16	$0.06	$0.32	$0.07
Transaction-related expenses(2)	0.03	0.03	0.05	0.07
Integration expenses and non-recurring restructuring costs(3)	0.01	—	0.04	0.01
Lender and administrative agent fees(4)	0.03	—	0.04	0.01
Stock-based compensation(5)	0.01	—	0.02	0.06
Other adjustments(7)	(0.05)	0.01	(0.03)	0.03
Adjusted EPS(8)	$0.19	$0.10	$0.44	$0.25

(1) Includes depreciation of property, plant and equipment, amortization of intangible assets and right-of-use assets. Depreciation expense includes allocated depreciation from cost of goods sold of $3.6 million and $2.8 million for the three months ended September 30, 2026 and 2025, respectively, and $9.6 million and $8.3 million for the nine months ended September 30, 2026 and 2025, respectively.

(2) Represents legal and due diligence fees incurred in connection with planned and completed acquisitions, which are required to be expensed as incurred. For the three months ended September 30, 2026, the expenses were primarily related to the acquisition of Walker Precision Holdings Limited (“Walker”). For the nine months ended September 30, 2026, these expenses were primarily related to the acquisitions of Walker, Seemann Composites, LLC and Materials Sciences LLC. For the three and nine months ended September 30, 2025, these expenses related to our underwritten secondary offering in July 2025 and the acquisitions of MTI Metal Technology Inc. and Industrial Solid Propulsion. Additionally, we incurred certain professional service fees related to our IPO that did not meet the requirements to be deferred issuance costs. We believe these expenses are not indicative of our underlying business performance.

(3) Includes company-wide system implementation expenses, company re-branding costs and compliance efforts. This category also includes post-acquisition integration costs, and employee expenses related to acquisitions or restructuring activities.

(4) Reflects lender fees associated with discrete amendments to our credit agreement, separate from ongoing administrative fees. These costs are infrequent, and we believe these costs are not indicative of our underlying business performance.

(5) Reflects stock-based compensation expenses. For the three and nine months ended September 30, 2026, these expenses related to our RSUs and PSUs. For the nine months ended September 30, 2025, these expenses related to our P Units and Phantom Units. These units were fully vested in connection with the completion of our IPO in February 2025.

(6) Represents items we believe are not indicative of the underlying business performance, including estimated legal settlements and related professional fees. Such costs are inconsistent in both amount and frequency.

(7) Other adjustments for the three months ended September 30, 2026 include U.S. federal research and development tax credits benefit and a $2.9 million write-off of unamortized debt issuance costs related to our term loan modification. Other non-recurring costs for the three months ended September 30, 2025 include estimated legal settlements and related professional fees and a write-off of a tax refund that are non-recurring and do not reflect ongoing business operations. Other adjustments for the nine months ended September 30, 2025 also included a $2.5 million write-off of unamortized debt issuance costs related to extinguishments of debt. We believe that these adjustments are not indicative of our underlying business performance.

(8) Total may not sum due to rounding.

The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to Free Cash Flow, a non-GAAP measure. The effect of exchange rate changes on cash and cash equivalents was immaterial.

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
(unaudited, in thousands)
Net cash provided by (used in) operating activities	$26,728	$131	$23,753	$(30,824)
Less: Purchases of property and equipment	(13,361)	(6,971)	(35,226)	(15,640)
Free Cash Flow	$13,367	$(6,840)	$(11,473)	$(46,464)

Free Cash Flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes, however, that Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire statement of cash flows.

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

Heather Uberuaga

press@karman-sd.com